UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2003

Yellow Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 696-6100

Item 5.    Other Events and Required FD Disclosure

Yellow Corporation (“Yellow”) announced today that it is seeking to raise, subject to market and other conditions, approximately $130 million through a private offering of contingent convertible senior notes (the “notes”). An additional $20 million may be raised if the initial purchasers exercise their right to acquire additional notes in connection with the offering.

The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

On July 8, 2003, Yellow and Roadway Corporation (“Roadway”) agreed to the acquisition of Roadway by Yankee LLC, a newly formed Delaware limited liability company and a wholly owned subsidiary of Yellow Corporation, under the terms of the Agreement and Plan of Merger filed as Exhibit 2.1 to the Current Report on Form 8-K filed on July 8, 2003, as amended. Certain information, including pro forma financial information, related to the merger and currently contemplated related financings (including the offering of the notes) is provided pursuant to Regulation FD, included in Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial statements of businesses acquired.

Not applicable

(b)    Pro forma financial information.

Not applicable

(c)    Exhibits.

99.1    Press Release of Yellow Corporation dated November 19, 2003.

99.2    Certain Information provided pursuant to Regulation FD.

The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified as in Yellow’s Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2003

YELLOW CORPORATION

By:	/s/ Phillip J. Gaines
Phillip J. Gaines Vice President—Corporate Controller and Chief Accounting Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release of Yellow Corporation dated November 19, 2003

99.2	Certain Financial Information provided pursuant to Regulation FD